Mitek Reports 36% Revenue Growth in Record Quarter

SAN DIEGO, CA, July 25, 2019 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the third quarter of fiscal 2019 ended June 30, 2019.

Fiscal Third Quarter 2019 Financial Highlights

•Total revenue increased 36% year over year to $21.9 million in a record quarter.
•GAAP net loss was $(0.1) million, or $(0.00) per diluted share.
•Non-GAAP net income was $4.8 million, or $0.12 per diluted share.
•Total cash and investments were $28.0 million at the end of the fiscal third quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“We’re pleased to report that Mitek has seen record revenues each quarter this year, and our continued customer growth across our mobile deposit and identity verification products underscore the need for effective solutions that empower trust and convenience in the expanding digital economy. While the market for identity verification is still in its relatively early days, it’s large and fast-growing and presents significant opportunity for Mitek. In the fiscal third quarter, we made important, needed operating adjustments to continue to focus our resources on these strategic areas.”

Restructuring Costs

In the third quarter the Company recorded a one-time charge of $3.2 million related to a restructuring of operations at its subsidiary, A2iA’s Paris offices. The restructuring charges are the result of a reduction in personnel and are related to severance payroll and benefits, related taxes, and other charges associated with executing the strategic changes. These charges are reported separately from other operating expenses in the financial statements.

Fiscal 2019 Financial Guidance

For the fiscal year ending September 30, 2019, the Company is updating its previously provided guidance for full year total revenue to be between $84 million and $85 million, which would represent growth of approximately 32% to 34% year over year, and continues to expect to generate a non-GAAP profit margin of approximately 18% to 20%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To access the live call, dial 866-575-6539 (US and Canada) or +1 323-994-2082 (International) and give the participant passcode 3446704.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in computer vision and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists businesses operating in highly regulated markets to reduce financial risk and meet regulatory requirements while increasing revenue from digital channels. Financial services, marketplaces and other organizations around the world use Mitek to reduce friction creating the digital experiences their customers expect. Mobile Deposit® and Mobile Verify® are used by millions of consumers for check deposit, new account opening and more. The company is based in San Diego with offices in New York, London, Amsterdam, Barcelona, Paris and St Petersburg. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, restructuring costs, income tax effect of pre-tax adjustments, impact of tax reform on deferred taxes, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$16,092	$9,028
Short-term investments	11,892	8,448
Accounts receivable, net	14,566	16,821
Prepaid expenses	1,847	2,278
Other current assets	3,084	1,053
Total current assets	47,481	37,628
Property and equipment, net	4,543	4,665
Goodwill and intangible assets	61,005	67,354
Deferred income tax assets	20,317	15,356
Other non-current assets	2,524	2,147
Total assets	$135,870	$127,150
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,593	$3,573
Accrued payroll and related taxes	6,027	7,915
Deferred revenue, current portion	6,317	4,792
Acquisition-related contingent consideration	1,180	1,849
Restructuring accrual	3,082	—
Other current liabilities	1,795	2,278
Total current liabilities	21,994	20,407
Deferred revenue, non-current portion	681	485
Deferred income tax liabilities	8,025	8,162
Other non-current liabilities	1,846	2,702
Total liabilities	32,546	31,756
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 40,177,044 and 37,961,224 issued and outstanding, as of June 30, 2019 and September 30, 2018, respectively	40	38
Additional paid-in capital	129,145	116,944
Accumulated other comprehensive loss	(1,773)	(586)
Accumulated deficit	(24,088)	(21,002)
Total stockholders’ equity	103,324	95,394
Total liabilities and stockholders’ equity	$135,870	$127,150

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenue
Software and hardware	$11,888	$10,458	$32,468	$26,437
Service and other	10,018	5,651	27,104	16,085
Total revenue	21,906	16,109	59,572	42,522
Operating costs and expenses
Cost of revenue—software and hardware	838	1,023	2,590	2,227
Cost of revenue—service and other	2,330	1,655	6,447	3,785
Selling and marketing	6,935	5,740	20,895	15,863
Research and development	4,663	4,161	14,441	10,942
General and administrative	5,074	3,239	15,743	10,529
Acquisition-related costs and expenses	1,761	3,154	5,361	5,616
Restructuring costs	3,214	—	3,214	—
Total operating costs and expenses	24,815	18,972	68,691	48,962
Operating loss	(2,909)	(2,863)	(9,119)	(6,440)
Other income (expense), net	98	(1,351)	252	(957)
Loss before income taxes	(2,811)	(4,214)	(8,867)	(7,397)
Income tax benefit (provision)	2,712	1,430	4,861	(2,283)
Net loss	$(99)	$(2,784)	$(4,006)	$(9,680)
Net loss per share—basic and diluted	$(0.00)	$(0.08)	$(0.10)	$(0.28)
Shares used in calculating net loss per share—basic and diluted	39,936	36,190	39,034	35,122

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(99)	$(2,784)	$(4,006)	$(9,680)
Non-GAAP adjustments:
Acquisition-related costs and expenses(1)	1,761	4,406	5,361	6,868
Litigation costs	334	—	334	50
Costs associated with strategic process	141	—	1,224	—
Executive transition costs(2)	—	—	251	—
Stock compensation expense	2,268	1,980	7,291	5,927
Restructuring costs	3,214	—	3,214	—
Income tax effect of pre-tax adjustments	(1,735)	(1,916)	(3,972)	(3,854)
Impact of tax reform on deferred taxes	—	—	—	4,417
Cash tax difference(3)	(1,133)	421	(1,162)	1,557
Non-GAAP net income	4,751	2,107	8,535	5,285
Non-GAAP income per share—basic	$0.12	$0.06	$0.22	$0.15
Non-GAAP income per share—diluted	$0.12	$0.06	$0.21	$0.14
Shares used in calculating non-GAAP net income per share—basic	39,936	36,190	39,034	35,122
Shares used in calculating non-GAAP net income per share—diluted	41,209	38,097	40,821	37,095

1.Includes a $1.3 million foreign currency exchange remeasurement loss related to euros purchased for the A2iA acquisition during the three and nine months ended June 30, 2018.
2.Comprised of costs associated with the transition of the Company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our Company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
3.The Company’s non-GAAP net income is calculated using the cash tax rate of 3% in each of fiscal years 2019 and 2018. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three months ended June 30, 2019 and 2018 was 96% and 34%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the nine months ended June 30, 2019 and 2018 was 55% and negative 31%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.

mitk@mkr-group.com